As filed with the Securities and Exchange Commission on May 23, 2013
 Registration No. 333-157891

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARROLLTON BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1660951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2328 West Joppa Road, Suite 325, Lutherville, MD 21093
(Address of Principal Executive Offices)

 Kevin B. Cashen
President and Chief Executive Officer
2328 West Joppa Road, Suite 325
Lutherville, MD 21093
410-494-2580
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Andrew Bulgin, Esquire
Gordon Feinblatt LLC
The Garrett Building
233 East Redwood Street
Baltimore, Maryland 21202
(410) 576-4280

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the followin box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3, as amended to date, is being filed, pursuant to the registrant’s undertaking in Item 17(3) of Part II of the Registration Statement, for the purpose of removing from registration (i) a warrant (the “Warrant”) to purchase 205,379 shares of the registrant’s common stock, par value $1.00 per share (the “Common Stock”), and (ii) 205,379 shares of Common Stock issuable upon exercise of the Warrant.  On April 19, 2013, the registrant repurchased the Warrant from the selling stockholder named in the Registration Statement.  As of such date, the Warrant had not been exercised and none of the shares underlying the Warrant had been issued.  The registrant has cancelled the Warrant and, accordingly, hereby removes the Warrant and all of such shares of Common Stock from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lutherville, State of Maryland, on this 22nd day of May, 2013.

CARROLLTON BANCORP

By:	/s/ Kevin B. Cashen
Kevin B. Cashen, President and
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert J. Aumiller
Robert J. Aumiller, Director	Steven K. Breeden, Director
May 22, 2013

/s/ Kevin G. Byrnes	/s/ Mark M. Caplan
Kevin G. Byrnes, Director	Mark M. Caplan, Director
May 22, 2013	May 22, 2013

/s/ Kevin B. Cashen	/s/ Harold Hackerman
Kevin B. Cashen, President, CEO	Harold Hackerman, Director
(Principal Executive Officer) and	May 22, 2013
Director
May 22, 2013

/s/ Charles L. Maskell, Jr.	/s/ Shaun E. Murphy
Charles L. Maskell Jr., Director	Shaun E. Murphy, Director
May 22, 2013	May 22, 2013

/s/ Joseph J. Thomas	/s/ Edward J. Schneider
Joseph J. Thomas, Director	Edward J. Schneider, Executive Vice
May 22, 2013	President and CFO (Principal
Accounting Officer)
May 22, 2013